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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Counsel and Independent Registered Public Accounting Firm" and to the use of our report dated July 19, 2004 in the Registration Statement (Form N-2) of Madison/Claymore Covered Call Fund and its incorporation by reference in the prospectus of Madison/Claymore Covered Call Fund, filed with the Securities and Exchange Commission in Pre-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (File No. 333-115386) and in Amendment No. 2 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21582).

                                                /s/ ERNST & YOUNG LLP

Chicago, Illinois
July 23, 2004